EXHIBIT A

                             JOINT FILING AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, $.01 par value per share, of Janus Hotels and Resorts, Inc. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: January 3, 2002



GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Mark Mylon
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    Name: Mark Mylon
    Title: Vice-President



GENERAL ELECTRIC CAPITAL SERVICES, INC.

By: /s/ Wendy E. Ormond
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    Name: Wendy E. Ormond
    Title: Attorney-in-fact



GENERAL ELECTRIC COMPANY

By: /s/ Wendy E. Ormond
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    Name: Wendy E. Ormond
    Title: Attorney-in-fact